CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-76642) of Ray Ellison Mortgage Acceptance Corp. and in the related Prospectus of our report dated March 01, 2000, with respect to the financial statements of Ray Ellison Mortgage Acceptance Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                   ERNST & YOUNG LLP



San Antonio, Texas
March 21, 2000